EXHIBIT 99.2

SETTLEMENT AGREEMENT

This Settlement Agreement (“Settlement Agreement”) is entered into as of May 16, 2007 (the “Effective Date”), by and among PainCare Holdings, Inc. (“PainCare”), PainCare, Inc. (“PainCare Sub”) (PainCare and PainCare Sub are hereinafter sometimes referred to as the “Sellers”) on the one hand, and Saqib Khan, M.D. (hereinafter the “Purchaser”). Each of the Sellers and the Purchaser may be referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS

A. On December 31, 2003, PainCare and a wholly owned subsidiary of PainCare Sub, Health Center of Tampa, Inc. f/k/a PainCare Acquisition Company VII, Inc. (“Acquisition Company”), on one hand, and Health Care Center of Tampa, Inc. (the “Original Practice”) and the Purchaser, on the other hand, effected a merger transaction (the “Practice Purchase Transaction”) by which the Original Practice was merged into the Acquisition Company with the Acquisition Company being the surviving company pursuant to that certain Merger and Plan of Reorganization, dated December 22, 2003 (the “Merger Agreement”).

B. One or more of the Parties have become dissatisfied with the arrangement contemplated by the Practice Purchase Transaction and the conduct of the business in the form created by the Practice Purchase Transaction. In addition, certain disagreements and disputes have arisen among the Parties. Each side of this dispute denies that it has engaged in any misconduct or legally actionable conduct of any kind.

C. The Sellers, on the one hand, and the Purchaser, on the other, have accordingly concluded that it is in their mutual best interest to settle all claims they may have against each other and to unwind the Practice Purchase Transaction. By this Settlement Agreement and the ancillary documents hereto, it is the Parties intent to unwind the Practice Purchase Transaction by severing completely the relationship between the Sellers and the Purchaser created by the Practice Purchase Transaction, which will include the termination of all agreements linking those Parties together. Therefore, to effectuate the unwinding of the Practice Purchase Transaction the Sellers desire to sell, and the Purchaser desires to purchase: (i) all of the issued and outstanding stock of the Acquisition Company for a purchase price (the “Stock Purchase Price”) of Four Hundred Forty Thousand and 00/100 Dollars ($440,000.00) plus the total amount of proceeds generated from the sale (as described in more detail below) of Six Hundred Fifty Eight Thousand (658,000) shares of PainCare common stock owned by Purchaser (the “PainCare Shares”), and (ii) the following equipment: (a) that certain refurbished OEC Digital Mobile C-Arm (the “C-Arm” more particularly described below), and (b) One XL Tek NeuroMax 1002 Complete System (the “NVC Equipment” more particularly described below), both for an aggregate purchase price (the “Equipment Purchase Price”) of Thirty-Five Thousand and 00/100 Dollars ($35,000.00), all pursuant to the terms and conditions of, and as more fully described in, this Settlement Agreement.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Settlement Agreement agree as follows:

TERMS AND CONDITIONS

1.	Purpose of Settlement Agreement and Absence of Liability.

a. This Settlement Agreement and any and all schedules, exhibits and ancillary documents hereto (collectively, the “Settlement Documents”) are being executed for the purposes of (a) unwinding the Practice Purchase Transaction; (b) providing for an orderly and amicable separation of the Parties, and (c) compromising and settling all disputes between them, which shall be accomplished generally by (i) the Purchaser purchasing all of the issued and outstanding common stock of the Acquisition Company (the “Acquisition Company Stock”) from

PainCare Sub for (A) the sum of Four Hundred Forty Thousand and 00/100 Dollars ($440,000.00) plus (B) the total amount of proceeds generated from the sale (as described in more detail below) of the PainCare Shares [which the Purchaser shall pay such PainCare Shares Remaining Sale Proceeds (defined in Section 2(c) to HBK as defined below], and (ii) the Purchaser purchasing the C-Arm and the NVC Equipment (collective, the, “Equipment” which is more particularly described in Exhibit 1(a) attached hereto) for the sum of Thirty-Five Thousand and 00/100 Dollars ($35,000.00) .

     b. It is expressly understood and agreed, as a condition hereof, that any payment or agreement associated with this Settlement Agreement will not constitute or be construed as an admission of liability on the part of any of the Parties to this Settlement Agreement.

2.	Sale of Acquisition Company Stock.

    a. Sale of Acquisition Company Stock to Purchaser. Subject to the terms and conditions of this Settlement Agreement, effective as of the Closing Date (as defined in Section 8 below), the Purchaser shall purchase, and PainCare Sub shall sell, transfer, convey, assign and deliver to the Purchaser the Acquisition Company Stock including all rights, claims and assets (of every kind, nature, character, and description, whether real, personal or mixed, tangible or intangible, accrued, contingent or otherwise) and wherever situated, of the Acquisition Company, including without limitation, the accounts receivable of Acquisition Company that remain outstanding on the Closing Date, and any other assets which are used, held for use or acquired or developed for use by the Acquisition Company in connection with its business (collectively, the “Practice Assets” (it being expressly understood that the goodwill and going concern value pertaining to the Sellers and the business of the Sellers shall constitute a portion of the Practice Excluded Assets)). The Purchaser and the Sellers shall enter into a Stock Purchase Agreement in substantially the same form as attached hereto as Exhibit 2(a), which is incorporated herein by reference, for the purpose of effectuating the sale and transfer of the Acquisition Company Stock to the Purchaser. The Sellers hereby further agree that they shall execute such further instruments as customary and reasonable to transfer ownership of the Acquisition Company Stock to the Purchaser, and to take such other actions as may be reasonably require to effect the ownership transfers contemplated in this Settlement Agreement.

     b. Purchase Price and Covenants. The Purchaser covenants and agrees to (i) pay at Closing the sum of Four Hundred Forty Thousand and 00/100 Dollars ($440,000.00) (the “Cash For The Stock Due At Closing”) by wire transfer in accordance with instructions to be given by the Sellers to HBK Investments L.P., a Delaware limited partnership (“HBK”) on behalf of Sellers, to be credited to Sellers’ loan obligation to HBK, as provided in that certain Loan and Security Agreement, dated as of May 10, 2005, as amended from time to time, and entered into by and between Sellers and HBK, among others (hereinafter referred to sometimes as the “HBK Debt” or “HBK Loan Agreement”), (ii) pay the PainCare Shares Remaining Sale Proceeds (the terms under which the PainCare Shares will be sold and the proceeds payable are provided in Section 2(c) below) by wire transfer in accordance with instructions to be given by the Sellers to HBK on behalf of Sellers, to be credited to Sellers’ loan obligation to HBK, as provided in the HBK Loan Agreement”), (iii) assume the liabilities described in Section 2.d below, (iv) forgive and cancel the obligation of PainCare to pay any unpaid Intended Installment Payment (as defined in the Merger Agreement) of cash and PainCare stock and to make any other payments to Purchaser which have not been paid on or before the date hereof, and finally (v) assume any other liabilities or other obligations incurred by PainCare pursuant to the Merger Agreement (collectively, the “Stock Purchaser Price”).

     c. Sale of PainCare Shares. The sale of the Six Hundred Fifty Eight Thousand (658,000) PainCare Shares is to be arranged by Merrill Lynch (“Merrill Lynch”). Purchaser agrees immediately prior to Closing to transfer, as directed by PainCare, the PainCare Shares to Merrill Lynch. The Purchaser represents and warrants to the Sellers that the PainCare Shares constitute a portion of the shares of PainCare stock owned by the Purchaser immediately prior to the Closing. Commencing on the Closing Date, Merrill Lynch shall arrange for the sale of the PainCare Shares, the proceeds of which will belong to and be promptly paid (and in all cases within five (5) days of the sale) to HBK as follows: (i) Merrill Lynch will attempt to sell the PainCare Shares, as requested by PainCare, at any price not less than thirty cents ($0.30) per share between the Closing Date and June 30, 2007; and (ii) to the extent any of the PainCare Shares remain unsold as of the close of business on June 30, 2007, Merrill Lynch shall sell, if requested by PainCare, all or any portion of the remaining PainCare Shares at any price, which shall be the highest price Merrill Lynch can obtain for the remaining PainCare Shares at that time, the proceeds of which shall belong to and be promptly paid (and in all cases within five (5) days of the sale) to HBK. The Parties will enter into a security agreement in substantially the same form as attached hereto as Exhibit 2(c)(i) (the “Security Agreement”)

pursuant to which the Sellers shall have a security interest in the Practice Assets and any proceeds from the sale of the PainCare Shares, until such time as all amounts due under hereunder have been paid in full. In addition, the Parties will enter into a pledge agreement in substantially the same form as attached hereto as Exhibit 2(c)(ii) (the “Pledge Agreement”) pursuant to which the Sellers shall have a security interest in the PainCare Shares until such time as the PainCare Shares have been sold and the proceeds have been paid to HBK or PainCare Sub (as provided in 2.b. above).

     d. Excluded Assets. Section 2.a notwithstanding, the Sellers will not sell, transfer, assign, convey or deliver to the Purchaser, and the Purchaser is not acquiring any of the following assets of the Acquisition Company (collectively, the “Excluded Assets”):

     i. Goodwill. The goodwill and going concern value pertaining to the Sellers and the business of the Sellers.

     ii. Tax Credits and Records. Federal, state and local income and other tax credits and tax refund claims and associated returns and records, provided the Purchaser shall have reasonable access to such records to the extent reasonably necessary for the Purchaser’s own tax planning or returns.

     iii. Certain Business Documents. The business and organizational documents of the Sellers, including without limitation their minute books, general accounting records, correspondence, policies, procedures, reports, data, the financial statements and records of the Sellers and any other documents not deemed part of the Acquisition Company or the Practice Assets.

     iv. Cash. All cash, cash equivalents, bank deposits or accounts, securities, short-term investments or similar items held by or owned by the Sellers and all documentation related thereto.

     v. Equipment. The following equipment shall be part of the Excluded Assets: (A) All rehabilitation equipment owned, leased or otherwise used by the Acquisition Company which was manufactured by the MedX Corporation, a list and description of which is set forth in Exhibit 2.d.v(A) attached hereto and incorporated herein by reference (the “ MedX Equipment”).

     The parties hereby agree that PainCare will arrange with Purchaser for the pick-up of the MedX Equipment at the Acquisition Company business location (the “Location”) within 30 days of the Closing (the “Pick-up Time”). The Purchaser hereby represents and warrants that to the best of his knowledge and belief the MedX Equipment has not been damaged and will be at the Pick-up Time in good working order. In addition, the Purchaser agrees to provide access to the Location at the Pick-up Time for purposes of removing the MedX Equipment and in connection therewith, will cooperate in good faith and will provide all reasonable assistance necessary to allow for the removal of the MedX Equipment.

     e. Assumption of Liabilities. On the Closing Date, Purchaser shall assume all of the unpaid debts, bills and obligations of the Sellers arising from or out of the Merger, or from the Acquisition Company arising in the ordinary course of business of its business which is consistent with past practices that exist as of or arise after the Closing Date, including without limitation those liabilities set forth on those certain financial statements attached hereto as Exhibit 2(e)(i) (collectively the “Assumed Liabilities”) and assume the obligations, liabilities, duties and responsibilities, including any liability for payments arising on and after the Closing Date, under and pursuant to any and all agreements, if any, to which the Sellers are a party with respect to the operation or management of the Acquisition Company (the “Assumed Contracts”) and such other leases, subleases, assumption of leases and similar arrangements of the Acquisition Company related to real property utilized in its operations. Purchaser shall assume the Assumed Liabilities and the Assumed Contracts and hereby releases the Sellers from any and all continuing and further obligations or liabilities related to or arising from (i) the Assumed Liabilities or (ii) the Assumed Contracts which accrue or become due on or after the Closing Date. On the Closing Date, the Parties shall execute and deliver (i) a General Assumption of Liabilities Agreement in the form attached hereto as Exhibit 2(e)(iii), evidencing Purchaser’s assumption of the Assumed Liabilities, and (ii) an Assignment and Assumption of Contracts Agreement, if necessary, in the form attached as Exhibit 2(e)(iv), evidencing Purchaser’s assumption of all of the Assumed Contracts, if any. The Purchaser hereby further agrees that he will execute any further documents, assignments or assurances in law or do any other thing that is reasonably necessary, desirable or proper in order for any third party to fully release the Sellers from any further continuing liabilities or obligations in connection with the Assumed Liabilities or Assumed Contracts. Additionally, Purchaser agrees to assume all obligations, liabilities, duties and responsibilities arising out of any investigations, audits, demands, claims, damages, fines, or penalties incurred by the Acquisition Company arising any actions taken against the Acquisition Company and/or is predecessors or successors in interest by any government funded health care benefit program or any commercial or private third party payor.

3.	Sale of Equipment.

      a. Sale of Equipment to Purchaser. Subject to the terms and conditions of this Settlement Agreement, effective as of the Closing Date (as defined in Section 8 below), the Purchaser shall purchase, and PainCare shall sell, transfer, convey, assign and deliver to the Purchaser the (i) C-Arm and (ii) NVC Equipment. The Purchaser and PainCare shall enter into a Bill of Sale in substantially the same form as attached hereto as Exhibit 3(a), which is incorporated herein by reference, for the purpose of effectuating the sale and transfer of the C-Arm and NVC Equipment to the Purchaser, a list and description of which is set forth in Exhibit 2.d.v(B) attached hereto and incorporated herein by reference

     b. Purchase Price and Covenants. The Purchaser covenants and agrees to pay at Closing the sum of Thirty-Five Thousand and 00/100 Dollars ($35,000.00) (the “Cash For The Equipment Due At Closing”) by wire transfer in accordance with instructions to be given by the Sellers to HBK on behalf of Sellers, to be credited to Sellers’ loan obligation to HBK, as provided in HBK Loan Agreement.

4.	Termination of Other Agreements.

      a. The Sellers and Purchaser shall terminate all agreements, other than this Agreement, written or oral, between them as of the Closing Date pursuant to the Termination Agreement attached hereto as Exhibit 4(a), and no Party thereto shall have obligation or responsibility to any other Party thereto under the terms of any such agreements on or after the Closing Date.

     c. In connection with the termination of the foregoing agreements, the Parties are hereby deemed to have waived any applicable termination provisions contained in such agreements or any and all other conditions (including, but not limited to, any conditions precedent or conditions subsequent) to the termination thereof.

5.	Mutual Releases.

      a. In consideration of (i) the releases given hereby by the Sellers, (ii) the agreement of the Sellers to terminate all agreements between the Parties other than this Agreement, (iii) the agreement of the Sellers to sell to the Purchaser the Acquisition Company, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser shall execute that certain General Release in favor of the Sellers in substantially the same form as attached hereto as Exhibit 5(a) .

     b. In consideration of (i) the releases given hereby by the Purchaser, (ii) the agreement of the Purchaser to terminate all agreements between the Parties other than this Agreement, (iii) the agreement of the Purchaser to buy the Acquisition Company, and (iv) other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sellers shall execute that certain General Release in favor of the Purchaser in substantially the same form as attached hereto as Exhibit 5(b) .

6. Representations and Warranties by the Purchaser. Purchaser represents, warrants and covenants to the Sellers as follows:

     a. The statements made by Purchaser in this Section 6 are and will be correct and complete as of the date of the Effective Date of this Settlement Agreement and as of the Closing Date.

     b. Purchaser has the full power and authority to execute, deliver and perform this Settlement Agreement and the documents to be delivered by him under this Settlement Agreement.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by Purchaser constitutes the legal, valid and binding obligations of Purchaser, and will be enforceable in accordance with their respective terms against Purchaser, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     d. The execution and deliver by Purchaser of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to any regulation, order or contract to which any of the Purchaser is subject.

     e. The Purchaser has not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any one of the Sellers, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

7. Representations and Warranties by the Sellers. Each of the Sellers, jointly and severally, represents and warrants to the Purchaser as follows:

     a. The statements made by the Sellers in this Section 6 are and will be correct and complete as of the date of this Settlement Agreement and as of the Closing Date.

     b. Each of the Sellers is a corporation, validly existing and in good standing under the laws of the State of their domicile.

     c. This Settlement Agreement and the Settlement Documents to be executed and delivered by each Seller have been duly approved by all requisite action of such Seller, and such Seller has full power and authority to execute, deliver and perform this Settlement Agreement, together with all of the Settlement Documents to be executed and delivered by it.

     d. PainCare Sub owns, has not assigned, sold or otherwise transferred and has the full right to sell the Acquisition Company Stock Practice and Equipment, free and clear of any claim, lien, encumbrance, option to purchase by, or other rights of any third person arising by, through or under any Seller, other than the liens granted to HBK to secure the HBK Loan, which liens HBK will release at Closing.

     e. This Settlement Agreement and the Settlement Documents to be executed and delivered by each of the Sellers constitutes the legal, valid and binding obligations of such Seller, and will be enforceable in accordance with their respective terms against such Seller, subject to bankruptcy, insolvency, moratorium, reorganization and similar laws of general applicability affecting the rights and remedies of creditors and to general principles of equity, regardless of whether enforcement is sought in proceedings in equity or at law.

     f. The execution and deliver by each Seller of this Settlement Agreement and the Settlement Documents, and any and all other agreements, documents or instruments contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers do not and will not (i) conflict with or result in a breach of the terms, conditions, or provisions of, (ii) constitute a default or event of default under, (iii) give any third party the right to accelerate any obligation under, (iv) result in a violation of, or (v) require any authorization, consent, approval exemption or other action by or notice to any court or governmental authority pursuant to, the articles of incorporation or bylaws of the Sellers or any regulation, order or contract to which any of the Sellers are subject, except for the required consent by HBK.

     g. The Sellers have not employed any broker, finder, advisor, consultant or other intermediary in connection with this Settlement Agreement or the transaction contemplated hereby who is or might be entitled to any fee, commission or other compensation from any of the Purchaser, upon or as a result of the execution of this Settlement Agreement or the consummation of the transactions contemplated hereby.

     h. The Sellers have delivered to the Purchaser an unaudited balance sheet of the Acquisition Company as of March 31, 2007 (the “Financial Statement Date”), and the related unaudited statements of income, and cash flows for the period then ended (collectively, the “Financial Statements”). The Financial Statements were prepared from the books and records of the Acquisition Company, which is correct and complete, except to the extent any errors or omissions have resulted from information provided by the Purchaser or his employees, contractors or agents. The Financial Statements present fairly and accurately the financial position of the Acquisition Company and the results of its operations as of the respective dates and for the periods presented therein and have been prepared in accordance with GAAP except for footnotes and year-end closing adjustments and except to the extent any errors or omissions have resulted from information provided by Purchaser or his employees, contractors or agents. To the knowledge of the Sellers, the Acquisition Company has not undergone any material adverse change in its business, condition (financial or otherwise) or prospects, or suffered any material damage, destruction or loss (whether or not covered by insurance) since the Financial Statement Date. Since the Financial Statement Date, the Acquisition Company has operated only in the ordinary course of business, and no change has been made or transaction entered into in anticipation of the transactions contemplated by this Settlement Agreement.

     i. Except as set forth in the Financial Statements, to the Sellers’ knowledge the Acquisition Company does not have any material liability, debt or obligation, whether known or unknown, absolute or contingent, arising under contract, in tort, by statute or regulation or otherwise, accrued or unaccrued, liquidated or unliquidated and due or to become due, and whether for the payment of money, the provision of goods or services or the performance of any other obligation (a “Liability”) except Liabilities which have arisen after the Financial Statement Date in the ordinary course of business, consistent with historical practice (none of which Liabilities arises out of or relates to any breach of contract, breach of warranty, tort, infringement or violation of law) and except to the extent any Liabilities have resulted from the action or inaction by any of the Purchaser or his employees, contractors or agents.

     j. To the Sellers’ knowledge, as of the date of this Settlement Agreement, neither the Financial Statements nor any other information regarding the Acquisition Company delivered by the Sellers to the Purchaser contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.	Closing.

     a. The closing of the transactions contemplated by this Settlement Agreement (the “Closing”) shall be held on or before midnight Eastern Time on May 16, 2007 (the “Closing Date”), or such other time, as agreed upon in writing by the Parties hereto and shall be handled via facsimile execution with originals to follow via overnight delivery. Between the Effective Date and the Closing Date and, the respective counsel for each of the Sellers, on the one hand, and the Purchaser, on the other hand, will hold the other parties’ execution pages of the documents set forth at Section 9(b) below in trust until the Closing Date at which time (i) the Purchaser shall wire to the Sellers the Cash For The Stock Due At Closing and the Cash Due For Equipment At Closing (collectively, the “Total Cash Due At Closing”), and (ii) each counsel shall release executed documents to their respective client upon written confirmation from the Sellers or its legal counsel that the aforementioned wire has been received; all without any additional required action by the parties.

b.	At the Closing:

	(i)	The Sellers shall deliver to the Purchaser the following:

		(1)	A duly executed Stock Purchase Agreement;

		(2)	A duly executed Termination Agreement;

		(3)	A duly executed General Release in favor of Purchaser;

		(4)	A duly executed Assignment and Assumption of Contracts for the Practice;

		(5)	A duly executed Security Agreement;

		(6)	A duly executed Pledge Agreement;

		(7)	A duly executed Bill of Sale for the Equipment;

		(8)	A duly executed Secretary’s Certificate of the Sellers certifying as to the resolutions approved by the Board of Directors of each of the Sellers to enter into this Settlement Agreement and consummate the transactions contemplated hereby;

		(9)	A Consent and Partial Release Agreement signed by HBK;

		(10)	Such documents as are necessary to remove all authorized signatures of the Sellers from the Acquisition Company’s bank accounts and replacing same with

Purchaser; and

(11)	Such other documents and certificates as are required or otherwise reasonably requested by the Purchaser pursuant to the provisions of this Settlement Agreement or any ancillary document hereto.

(ii) The Purchaser shall deliver to the Sellers the following:
(1) A duly executed Stock Purchase Agreement;
(2) The Total Cash Due At Closing;
(3) A duly executed Termination Agreement;
(4) A duly executed General Release in favor of Sellers;
(5) A duly executed Assignment and Assumption of Liabilities;
(6) A duly executed Assignment and Assumption of Contracts; and
(7) Such other documents and certificates as are required or otherwise reasonably requested by the Sellers pursuant to the provisions of this Settlement Agreement.

9. Required Consents; Further Assurances. The Parties will use commercially reasonable efforts to obtain in writing, as promptly as possible, all consents, authorizations and approvals required to be obtained by any of them in connection with the transactions contemplated by this Settlement Agreement. In the event any Party discovers additional instruments, certificates, consents or other documentation are necessary to effectuate delivery of the Settlement Documents, or any other properties, rights and interests intended to be transferred in accordance with the Settlement Documents or this Settlement Agreement, each other Party agrees to execute and deliver such other instruments, certificates, consents, and documents as are reasonably requested by such Party.

10.	Employees; Benefit Plans.

      a. To the extent applicable, Sellers shall terminate the active participation of all employees of the Acquisition Company in any of Seller’s qualified retirement plans as soon as practicable after the Closing Date.

11.	No Admission of Liability; Covenant Not to Sue.

      a. The releases set forth in the General Releases are accepted by the parties hereto as compromises of disputed claims and comprise part of the transactions contemplated herein, and shall not be construed as an admission of liability on the part of any of the Parties hereto.

     b. Each of the Parties hereto agrees that none of them, nor any of their respective agents, employees, personal or legal representatives, successors or permitted assigns will bring, commence, institute, maintain or prosecute any action at law or proceeding in equity, or any legal proceeding whatsoever, or any claim for relief or damages, against any of the other Parties hereto which is based in whole or in part on any of the matters or claims released under the General Releases. The parties hereto agree that the releases contained in the General Releases may be pleaded as a full and complete defense, and may be used as a basis for an injunction against, any action or suit or other proceeding that may be commenced, instituted, prosecuted or attempted by any of the other Parties hereto or any of their personal or legal representatives, employees, agents, officers, directors, successors or permitted assigns, in breach of any of the provisions set forth in this Settlement Agreement. The Parties hereto further agree that none of them will, at any time, take any action of any nature whatsoever to (i) obtain a determination that this Settlement Agreement, or the transactions contemplated hereby, are unlawful, illegal or against public policy, (ii) challenge the validity or enforceability of the Agreement or the transactions contemplated hereby, (iii) or that any of the arrangements set forth in the Agreement, or any of the transactions contemplated hereby, are unlawful in any other manner whatsoever.

12.	Access to Records and Premises.

     a. For a period of three (3) years from the date hereof (or such longer period as may be necessary for the Parties to comply with applicable Federal and state regulations), the Parties hereto shall retain and provide each other and their designees with reasonable access to each other’s books and records for proper business purposes, including, but not limited to, defending claims asserted against the other, or as may be otherwise reasonably necessary in order for the Parties to carry on their business operations and to comply with applicable statutory, regulatory or judicial requirements provided such access shall require seventy-two (72) hours prior written notice and not interfere with the business operation of the other Party. On the Closing Date, Purchaser shall deliver to Sellers all intellectual property belonging to Sellers, including, but not limited to, marketing materials (including signs and logos), quality improvement processes, compliance programs, policy and procedure handbooks and manuals, and all other documents and materials in the possession of Purchaser that contain any confidential information.

13.	Indemnity.

      a. Each of the Sellers shall jointly and severally indemnify, defend and hold harmless each of the Purchaser, their heirs, successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Purchaser Indemnitees”), from and against any demand, claim, action, damage or liability (including without limitation reasonable attorney fees, expert and outside consulting fees and related court expenses) (“Damages”) asserted against or imposed upon or incurred by the Purchaser Indemnitees, or any them, to the extent resulting from a breach of any representation, warranty or covenant of any of the Sellers set forth in this Settlement Agreement or any Settlement Documents.

     b. Purchaser shall indemnify, defend and hold harmless each of the Sellers, their successors, assigns, past, present and future affiliates, parents and subsidiaries, and each of their past, present and future officers, directors, managers, employees, agents, shareholders, members, partners, insurers, successors and assigns (the “Seller Indemnitees”), from and against any Damages asserted against or imposed upon or incurred by the Seller Indemnitees, or any them, to the extent resulting from (i) a breach of any representation, warranty or covenant of Purchaser set forth in this Settlement Agreement or any Settlement Documents, (ii) any assertion with respect to the Acquisition Company or the use of the Practice Assets arising after the Closing Date, except with respect to assertions relating to the title thereof; (iii) noncompliance with any sales or use taxes resulting from the consummation of the transactions contemplated by this Settlement Agreement and the Settlement Documents; (iv) any assertion with respect to the Assumed Contracts with respect to the Acquisition Company or Practice Assets after the Closing Date; (v) any assertion with respect to the Assumed Liabilities with respect to the Acquisition Company or Practice Assets or any other unpaid operating liability or expense relating to the operation of the Acquisition Company that Sellers are not required to pay pursuant to this Settlement Agreement; and (vi) any claim of medical malpractice with respect to services provided at the business locations of the Acquisition Company.

     c. The indemnified party shall give prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the indemnity agreement contained in this Settlement Agreement, stating the nature and basis of said claims and the amounts thereof, to the extent known. After such notice, if the indemnifying party shall acknowledge in writing to the indemnitee that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit, action or claim and the indemnifying party shall have presented evidence satisfactory to the indemnitee of the indemnifying party’s financial ability to satisfy its obligations under this Settlement Agreement or, in the indemnitee’s sole discretion, the indemnifying party shall have provided to the indemnitee collateral or security sufficient to satisfy the indemnifying party’s obligations to the indemnitee hereunder, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such claim, lawsuit or action and to employ and engage attorneys of its own choice to handle and contest and defend the same, at the indemnifying party’s cost, risk and expense. If the claim, lawsuit or action is an insured claim under the indemnifying party’s applicable insurance coverage, the claim shall be submitted to the insurance carrier and the indemnification obligation shall only be for such amount as not covered by such insurance policy. The indemnitee shall cooperate in all reasonable respects, at the cost and expense of the indemnifying party, with the indemnifying party, the insurance carrier (if applicable) and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom, or in the processing and resolution of any claim filed with the insurance carrier, and both parties shall cooperate with each other to insure the diligent and timely resolution of the matters in this Settlement Agreement and in providing access to relevant books and records in their possession; provided, however, that the indemnitee may, at its own cost, select counsel and participate in the investigation, settlement, trial and defense of such claim, lawsuit or action and any appeal arising therefrom. No indemnifying party may effect any settlement that could result in any cost, expense or liability to the indemnitee unless such indemnitee consents in writing to such settlement and the indemnifying party agrees to indemnify the indemnitee therefore. No indemnitee may pay any claim or effect any settlement that could result (i) in any cost, expense or liability of the indemnifying party under this Settlement Agreement or otherwise, or (ii) in preventing the indemnifying party from recovering under the indemnifying party’s insurance coverage, unless the indemnifying party consents in writing to such payment or settlement; provided, however, that the indemnitee may pay any such claim or effect a settlement if the indemnitee relieves the indemnifying party of any liability therefore. All insurance proceeds collected pursuant to the indemnitee’s insurance coverage shall be paid to satisfy such claim, lawsuit or enforcement action and the balance, if any, shall be paid to the indemnitee. Any damages incurred by an indemnitee not covered by insurance shall be paid to indemnitee by the indemnifying party.

     d. All of the representations, warranties, covenants, and agreements contained in this Settlement Agreement are material and have been relied upon by each of the parties hereto and shall survive the Closing for their applicable statute of limitations. The representations and warranties contained herein shall not be affected by any investigation, verification or examination by any party hereto or by anyone on behalf of such party.

     e. Each party hereto acknowledges that he or it has had a full and fair opportunity to review this Settlement Agreement, understands all of its terms and provisions, and has consulted with an attorney of his or its choice before executing this Settlement Agreement. Each Party also acknowledges that no promises or inducements have been offered or given to him or it to persuade him or it to execute this Settlement Agreement, other than that consideration herein recited; that such party is not relying on any representations or statements by any other party in connection with this Settlement Agreement, other than representations and statements contained herein or instruments executed or delivered pursuant to this Settlement Agreement; and that this Settlement Agreement, together with instruments executed or delivered pursuant to this Settlement Agreement, is intended as a full accord and satisfaction of bona fide dispute concerning the relationship between the Parties.

     f. Each party and his or its attorneys have made various statements and representations to the other party and his or its attorneys during negotiations leading to this Settlement Agreement. Nevertheless, each party specifically does not rely upon any statement, representation, legal opinion, or promise of any other party or his or its counsel in executing this Settlement Agreement or in making the settlement provided for herein, except as expressly stated in this Settlement Agreement. The representations and releases contained in this Settlement Agreement will survive the consummation of the transactions contemplated by this Settlement Agreement.

14. Confidentiality. No party will disclose or use the terms of this Settlement Agreement or the Settlement Documents, other than the fact of settlement, to anyone other than such party’s attorneys, members, managers, shareholders, lenders, or accountants, in connection with arbitration/ litigation to enforce this Settlement Agreement, or as otherwise required by law or as deemed appropriate by the Sellers’ legal counsel in connection with securities and other laws. Further, the Parties agree that if any breach of this Section 14 occurs, irreparable harm not fully compensable by damages will occur. For that reason, in the event of any breach of this Section 13, the nonbreaching Party will be entitled to injunctive relief, as well as damages. Notwithstanding the arbitration provision of this Settlement Agreement, either Party may seek injunctive relief in any court having jurisdiction to enforce this Section 14.

15. Nondisparagement. From and after the date of this Settlement Agreement, each party will refrain from making any disparaging statements, communications or comments about another party to this Settlement Agreement, and from in any way interfering with their existing or prospective business relationships.

16. Notices. All notices, requests, demands, claims, and other communications under this Settlement Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Settlement Agreement will be deemed duly given only if it is sent by registered, certified, or express mail, return receipt requested, postage prepaid, and must be addressed to the intended recipient as follows:

If to the Sellers, or any of them, at:	PainCare Holdings, Inc. 1030 North Orange Avenue Suite 105 Orlando, Florida 32801 Attention: CEO

If to the Purchaser at:	Saqib Khan, M.D. 202 Parkview Place Lakeland, FL 33805

Notices will be deemed given and received upon confirmation of receipt if sent by facsimile, the one day after pickup if sent by reputable overnight courier, next day delivery service, or three (3) days after mailing if sent by certified or registered mail, or when delivered by express mail. Either Party may change the address to which notices, requests, demands, claims and other communications under this Settlement Agreement are to be delivered by giving the other Party notice in the manner set forth above.

17. Final Agreement. This Settlement Agreement, together with the other Settlement Documents, constitutes a single, integrated, written contract expressing the entire agreement of the Parties relative to this matter. No covenants, agreements, representations or warranties of any kind whatsoever have been made by any party, except as specifically set forth in this Settlement Agreement. All prior discussions and negotiations have been and are merged and integrated into and are superseded by, this Settlement Agreement.

18. Governing Law. This Settlement Agreement will be governed and construed in accordance with the laws of the State of Florida, without giving effect to choice of law principles. Venue for any proceedings brought under this Agreement shall be the appropriate federal or state courts situated in and for Orange County, Florida.

19. Amendments in Writing. Any amendments to this Settlement Agreement must be in writing and signed by or on behalf of all Parties to the Settlement Agreement.

20. Enforceability; Waiver. Should any provision of this Settlement Agreement be found legally unconscionable, objectionable, or otherwise unenforceable, all other provisions of this Settlement Agreement will remain in full force and effect. No delay or omission on the part of any Party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Settlement Agreement.

21. No Assignment of Any Rights or Claims. The Parties to this Settlement Agreement warrant that they have not assigned the claims released herein, that they will not assign the claims before the Closing, and that they have the full right to execute this Settlement Agreement.

22. Survival. The warranties, representations, covenants and agreements contained in this Settlement Agreement will survive the Closing, and will survive indefinitely.

23. Section Headings. The section headings appearing in this Settlement Agreement have been inserted for the purpose of convenience and ready reference. They do not purport to, and should not be deemed to define, limit, or extend the scope or intent of any section.

24. Cooperation in Drafting. Each party has cooperated in the drafting and preparation of this Settlement Agreement. Hence, in any litigation or arbitration concerning this Settlement Agreement, the same will not be construed against any party.

25. Expenses. All expenses in connection with the preparation of this Settlement Agreement and Settlement Documents, including, without limitation, counsel fees, accounting fees and disbursements, shall be borne by the respective party(ies) incurring such expense, whether or not such transactions are consummated. To the extent the sale of certain assets pursuant to this Settlement Agreement is subject to sales or use tax and any other applicable state tax, such taxes, excluding any income or earnings tax, shall be paid by the Purchaser at such time as such taxes are due and payable to the applicable taxing authority.

26. Execution in Counterparts and by Facsimile. This Settlement Agreement may be signed in counterparts and facsimile copies, each of which may be delivered by telecopy or other electronic means as agreed to by the Parties, but will not be effective until all parties have signed at least one counterpart.

27. Time is of the Essence. Time is of the essence with regard to all terms and provisions set forth in this Agreement.

[Signatures appear on next page]

This Settlement Agreement is hereby made as of the Effective Date.

“SELLERS”

PainCare Holdings, Inc. By: /s/ Randy Lubinsky Attest: /s/ Mark Szporka	PainCare, Inc. By: /s/ Randy Lubinsky Attest: /s/ Mark Szporka

“PURCHASER”

/s/ Saqib Khan, M.D.
Saqib Khan, M.D.